Exhibit 10.3

NOVATION AGREEMENT

This Novation Agreement (this “Novation Agreement”) dated as of July 21, 2023 (the “Effective Date”), is entered into by and among (i) Paragon Therapeutics, Inc., a Delaware corporation with an office at 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453 (the “Transferor”), (ii) Aeglea Biotherapeutics, Inc., a Delaware corporation with an office at 221 Crescent Street Building 21, Suite 105, Waltham, MA 02453 (“Aeglea”), and (iii) WuXi Biologics (Hong Kong) Limited, a Hong Kong corporation with its registered address at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong (the “Counterparty”). All capitalized but undefined terms herein shall have the meanings ascribed to them in the Original Contracts (as defined below).

RECITALS

WHEREAS, Transferor and Counterparty entered into the Original Contracts; and

WHEREAS, the parties desire to novate the Original Contracts to replace the Transferor with Aeglea, and Counterparty wishes to consent to such novation, in each case on the terms and conditions set forth in this Novation Agreement and each party hereby consents to such novation.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements, covenants and conditions herein contained, and other good and valuable consideration, Transferor, Aeglea and Counterparty agree as follows:

1. Contract Subject to This Novation Agreement. This Novation Agreement is entered into with reference to those certain contracts by and between Counterparty and the Transferor, referred to in Exhibit A (the “Original Contracts”).

2. Novation. As of the Effective Date, Transferor hereby assigns to Aeglea all of Transferor’s rights, liabilities and obligations under the Original Contracts whether arising prior to, on or subsequent to the Effective Date, and Aeglea hereby accepts and assumes the assignment of all such Transferor’s rights, liabilities and obligations under the Original Contracts, and Aeglea shall be bound by all of the terms of the Original Contracts in every way as if Aeglea were a party to the Original Contracts. Aeglea shall be and hereby is substituted for the Transferor in the Original Contract and shall acquire all the rights and liabilities and shall become obligated to perform all of the obligations of the Transferor, in each case, that are hereby assigned to Aeglea.

3. Release. Transferor and Counterparty hereby mutually release each other from all obligations contained in the Original Contracts and from all claims and demands whatsoever in respect of the Original Contracts whether arising prior to, on or subsequent to the Effective Date. In consideration of this novation, the Transferor shall be relieved of all obligations to perform under the Original Contracts, and shall be, and hereby is, fully relieved of any and all liability arising out of the Original Contracts. Each of Aeglea and the Counterparty may enforce the Original Contracts and pursue any claims and demands under or in connection with the Original Contracts against the other with respect to matters arising before, on or after the Effective Date as though Aeglea were the original party to the Original Contracts instead of the Transferor. Aeglea agrees to perform any and all obligations, including payment obligations, of Transferor under the

Original Contracts in the place of the Transferor. The obligations under the Original Contracts that Transferor has performed to the Counterparty in accordance with the Original Contracts need not be performed by Aeglea to the Counterparty again. The obligations under the Original Contracts that Counterparty has performed to the Transferor in accordance with the Original Contracts need not be performed by the Counterparty to Aeglea again.

4. Governing Law. This Novation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of law principles.

5. Counterparts. This Novation Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic signature, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Novation Agreement as of the Effective Date.

Transferor:

PARAGON THERAPEUTICS, INC.

By:	/s/ Evan Thompson
Print Name:	Evan Thompson
Title:	COO

Aeglea:

AEGLEA BIOTHERAPEUTICS, INC.

By:	/s/ Cameron Turtle
Print Name:	Cameron Turtle
Title:	COO

Counterparty:

WuXi Biologics (Hong Kong) Limited

By:	/s/ Chris Chen
Print Name:	Chris Chen
Title:	Director

EXHIBIT A

Original Contracts

A.	Biologics Master Services Agreement effective June 20, 2022, signed in April 2023
B.	Cell Line License Agreement dated June 20, 2022, signed in April 2023
C.	Customer Order: WO.PARAG-20230601 dated June 9, 2023